                                                                   Exhibit 10.11

                   AMENDMENT NO. 1 TO 2001 STOCK OPTION PLAN

The 2001 Stock Option Plan (the "Plan") was approved at the 2001 Annual  Meeting of  Shareholders.  On April  16,  2002,  at a  regular  meeting  of the Board of
Directors, the Board unanimously voted to increase the number of shares reserved for issuance  under  Section 4 of the Plan to 3,500,000  shares of common stock.
This increase in the number of shares  available  under the Plan, from 2,000,000 shares, was approved at the 2002 Annual Meeting of Shareholders held on June 10,
2002.